UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 123 Town Square Place #419, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Scott L. Kauffman as Interim Chief Executive Officer

On July 31, 2020, Scott L. Kauffman provided notice to the Board of Directors (“Board”) of SITO Mobile, Ltd. (“Company”) of his resignation as Interim Chief Executive Officer, effective immediately, for personal reasons.

Appointment of Tom Candelaria as Chief Executive Officer and Director

On August 6, 2020, the Board appointed Tom Candelaria as the Company’s Chief Executive Officer and as a member of the Board to fill an existing vacancy, to hold office for a term expiring at the next annual meeting of stockholders and until his successor has been duly elected and qualified, unless sooner displaced.

In 2009, Thomas M. Candelaria, 60, began with SITO Mobile, Inc. (then known as Single Touch Systems, Inc.) as EVP of Corporate Development. Prior to joining Single Touch Systems, he was a private investor in several commercial real estate, angel-round, and start-up ventures. In 2005 he served as President of StreamWorks Technologies, up until the sale of the company’s patent portfolio to Single Touch Systems, Inc. In 1997, Mr. Candelaria co-founded Digital On-Demand, Inc. a private digital music distribution company that was later sold in 2000 to Alliance Entertainment, Inc. and subsequently merged in 2005 with Source Interlink (SORC). Prior to that, Mr. Candelaria was an Executive VP with Paine Webber, and Prudential Bache securities. He obtained a B.A. in Business Economics from the University of California, Santa Barbara.

There are no arrangements or understandings between Mr. Candelaria and any other person pursuant to which he was appointed as an officer and as a director and there are no family relationships between Mr. Candelaria and any director or executive officer of the Company. Mr. Candelaria has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

The Company expects to enter into an employment agreement with Mr. Candelaria with respect to his service as Chief Executive Officer, the terms of which will be disclosed on a Current Report on Form 8-K once finalized.

Resignation of Directors

On July 31, 2020, Jon Bond informed the Board of his resignation as a member of the Board for personal reasons, with such resignation to be effective immediately. On August 5, 2020, Steve Felsher informed the Board of his resignation as a member of the Board for personal reasons, with such resignation to be effective immediately. Neither Mr. Bond’s resignation nor Mr. Felsher’s resignation related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Bond and Mr. Felsher for their valuable contributions and excellent service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: August 7, 2020	/s/ Tom Candelaria
Name: Tom Candelaria
Title: Chief Executive Officer